Exhibit 4.1

Execution Copy

ENERGY & EXPLORATION PARTNERS, INC.

8.00% CONVERTIBLE SUBORDINATED NOTES DUE 2019

INDENTURE

DATED AS OF JULY 22, 2014

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

i

INDENTURE, dated as of July 22, 2014, between Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (“Trustee”).

For and in consideration of the premises and the purchase of the Notes by the Holders (each as defined below), each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8.00% Convertible Subordinated Notes due 2019:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the ‘‘net rental payments’’ under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banks in the city where the applicable place of payment is located is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person (as defined below) the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificated Notes” means Notes that are in registered certificated form.

“Change of Control” means the occurrence at any time after the Notes are originally issued of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than any Permitted Holder, becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, membership interests, units or the like.

Notwithstanding the preceding, a conversion of a Person from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Capital Stock in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person,” other than any Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity.

For purposes of this definition, the term “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning. Notwithstanding the foregoing, holders of the Company’s Equity Interests that are parties to the Stockholders Agreement shall not be deemed to be a “person” pursuant to Section 13(d)(3) solely by reason of the fact that they are parties to or bound by the terms of the Stockholders Agreement.

“Change of Control Date” means the effective date of a Change of Control.

“Clearstream” means Clearstream Banking, S.A.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date Equity Value” means the aggregate fair market value of the outstanding shares of Common Stock immediately following an Equity Sale (and, for the avoidance of doubt, after giving effect to such Equity Sale) (determined based on the sale price per share of Common Stock in the Equity Sale or, in the case of an Equity Sale involving Convertible Securities, the effective sale price per share of Common Stock after taking into consideration the purchase price of the Convertible Securities and any additional consideration to be paid by the holder of such Convertible Securities upon the exercise, exchange or conversion of such Convertible Securities into shares of Common Stock).

“Commodity Agreement” means any oil or natural gas hedging agreement and other agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any Subsidiary against fluctuations in oil or natural gas prices.

“Common Stock” means the common stock of the Company sold in the Qualified PO.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee. The foregoing sentence will likewise apply to any such subsequent successor or assignee.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 13737 Noel Road, Suite 800, Dallas, Texas 75240, or such other address as the Trustee may designate from time to time by written notice to the Holders, the Paying Agent, the Conversion Agent, the Registrar and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders, the Paying Agent, the Conversion Agent, the Registrar and the Company).

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the Term Loan), in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, capital market financings, private placements, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage the Company’s or any Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company and its successors; provided that the Company may at any time, upon delivering written notice to the Holders, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, appoint a successor Depositary.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Term Loan or any other Indebtedness for money borrowed that is issued as a replacement or a refinancing of such Term Loan; and

(2) any other Senior Debt the principal amount of which is $35,000,000 or more and that has been designated by the Company in an Officers’ Certificate to the Trustee as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration other than Capital Stock pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Value” means, with respect to the Company, as applicable, the enterprise value of such entity plus all cash and cash equivalents and short- and long-term investments of such entity less all Liabilities and minority interests of the Company, as determined in accordance with Section 4.10.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness outstanding on the Issue Date, other than Indebtedness described under clauses (i), (iii) and (vi) of the definition of Permitted Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means, individually and collectively, each of the permanent global notes that is in the form of the Note attached hereto as Exhibit A and that is registered in the name of the Depositary or the nominee of the Depositary and deposited with the Depositary, the nominee of the Depositary or a custodian appointed by the Depositary or the nominee of the Depositary.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term ‘‘Guarantee’’ shall not include endorsements for collection or deposit in the ordinary course of business. The term ‘‘Guarantee’’ used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that Guarantees the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indebtedness” “ means, with respect to any specified Person, without duplication,

(1) all obligations of such Person, whether or not contingent, in respect of:

(i) the principal of and premium, if any, in respect of outstanding (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(iii) the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

(iv) the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above)

entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements, except to the extent such net obligations are otherwise included in this definition;

(3) all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

(4) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (i) the full amount of such obligations so secured and (ii) the fair market value of such asset as determined in good faith by such specified Person;

(5) Disqualified Stock of such Person or a Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company’s Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Subsidiaries); and

(7) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3), (4), (5), (6) or this clause (7), whether or not between or among the same parties, and to the extent that any of the preceding items (other than in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared accordance with GAAP.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(a) accrued expenses, royalties and trade payables;

(b) contingent obligations incurred in the ordinary course of business;

(c) asset-retirement obligations or obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; or

(d) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business.

For purposes hereof, the maximum fixed repurchase price of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Notwithstanding the foregoing, Indebtedness shall not include (i) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash, U.S. government obligations and cash equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, in accordance with the terms of the instruments governing such indebtedness, or (ii) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Rate Agreements” means interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any Indebtedness that is permitted to be incurred under the Indenture.

“Issue Date” means July 22, 2014.

“Liabilities” means all short-term and long-term debt, losses related to mark-to-market of derivatives, current and deferred tax liabilities, and any other obligation for which monies are owed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any assets and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Cash Proceeds” with respect to the incurrence of any Indebtedness means the cash proceeds of such incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such incurrence.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Guarantor incurred in connection with the acquisition by the Company or such Guarantor of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Guarantor in conducting its operations) with respect to which:

(1) the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and neither the Company nor any Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and

(2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Notes” means any of the Company’s 8.00% Convertible Subordinated Notes due 2019 issued under this Indenture.

“Offering Memorandum” means the Offering Memorandum, dated July 10, 2014, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Accounting Officer, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.02 and 13.03 hereof, signed in the name of the Company by any two Officers of the Company, and delivered to the Trustee; provided, that, if such certificate is given pursuant to Section 4.04 hereof, (i) one of the Officers signing such certificate must be the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company and (ii) such certificate need not contain the information specified in Sections 13.02 and 13.03 hereof.

“Oil and Gas Business” means:

(1) the acquisition, exploration, exploitation, development, servicing, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.02 and 13.03 hereof, from legal counsel and delivered to the Trustee. The counsel may be an employee of, or counsel to, the Company.

“Permitted Holder” means any of (i) Mr. B. Hunt Pettit and any members of his immediate family and their respective Affiliates, (ii) Highbridge Principal Strategies, LLC and its Affiliates, and (iii) Apollo Investment Corporation and its Affiliates.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Subsidiaries issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) (a) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the Notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded; or

(b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the Notes, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the Notes;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5) such Indebtedness is not incurred by a Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such Guarantee shall be subordinated to such Subsidiary’s Guarantee to at least the same extent; and

(6) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is Non-Recourse Purchase Money Indebtedness, such Permitted Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of “Non-Recourse Purchase Money Indebtedness.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pre-Qualified PO Share Number” means the number of shares of Common Stock outstanding immediately prior to the Qualified PO without giving effect to any conversion of the Notes but after giving effect to the conversion or exchange of any other securities that are convertible or exchangeable into Common Stock and any stock splits, reverse stock splits or stock dividends that occur prior to the consummation of the Qualified PO.

“Pro Rata Portion” means, with respect to the number of Conversion Shares deliverable to any Holder upon conversion, the product of (A) the aggregate number of Conversion Shares determined in accordance with Section 11.03(a) for all Notes outstanding at the time of the closing of the Qualified PO and (B) a fraction, the numerator of which is the principal amount of the Notes held by such Holder and the denominator of which is the Qualified PO Principal Amount.

“Qualified PO” means the first public offering of the Common Stock (a) in which the aggregate gross proceeds to the Company and the stockholders selling such Common Stock, if any, equal or exceed $400,000,000 and (b) following such offering, such Common Stock is listed on a U.S. national securities exchange. For the avoidance of doubt, if a Qualified PO does not successfully close, it shall not prevent a future public offering from qualifying and being treated as a “Qualified PO.”

“Qualified PO Filing Date” means the date of the first filing of a registration statement in connection with a Qualified PO.

“Qualified PO Principal Amount” means the aggregate principal amount of the Notes outstanding on the closing date of the Qualified PO.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 22, 2014, among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Global Hunter Securities, LLC/Seaport Group Securities, LLC, as such agreement may be amended, modified or supplemented from time to time and, with respect to any additional Notes, one or more registration rights agreements among the Company and the initial purchasers thereof, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights provided by the Company to the purchasers of additional Notes to register Conversion Shares under the Securities Act.

“Related Securities” means any options or warrants or other rights to acquire Conversion Shares or any securities exchangeable or exercisable for or convertible into Conversion Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Conversion Shares.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

“Responsible Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the legend identified as such set forth in Exhibit A hereto, or any other similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B hereto or any other similar legend indicating the restricted status of the Common Stock under Rule 144.

“Rule 1-02(w)” means Rule 1-02(w) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1) the Company’s obligations for money borrowed or purchased including without limitation the Designated Senior Debt;

(2) Indebtedness evidenced by bonds, debentures, notes or similar instruments;

(3) obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments; and

(4) debt of others described in the preceding clauses that the Company has guaranteed or for which the Company is otherwise liable,

in each case unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the Notes or to other debt that is pari passu with or subordinate to the Notes.

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company;

(2) any intercompany indebtedness of the Company or any of the Subsidiaries to the Company or any of its Affiliates;

(3) any trade payables; or

(4) indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w).

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement among the Company and the holders of Equity Interests in the Company dated as of July 10, 2014, as amended, restated or supplemented from time to time.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means: (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or (ii) a partnership, joint venture, limited liability company or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such entity upon its dissolution.

“Term Loan” means that certain Credit Agreement, dated as of July 22, 2014, among the Company, Energy & Exploration Partners, LLC, as borrower, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative and Collateral Agent, together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Transfer” means, with respect to any Note or share of Common Stock that bears, or is required to bear, the Restricted Stock Legend, any sale, pledge, transfer, loan, hypothecation or other disposition of such Note or share of Common Stock, as the case may be.

“Transfer Agent” means an entity acting in its capacity as the transfer agent for the Common Stock.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.

“Upside Trigger” means, initially, a notional Equity Value of the Company of $900,000,000, subject to adjustment pursuant to Section 11.05 hereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term:	Defined in:
“Act”	1.04
“Agent Members”	2.02(c)
“Applicable Conversion Price”	11.03(a)(i)(A)
“Applicable Premium”	3.01(b)(i)
“Change of Control Notice”	3.02(a)
“Change of Control Notice Date”	3.02(a)
“Change of Control Redemption”	12.03
“Change of Control Repurchase Date”	3.01(c)
“Change of Control Repurchase Notice”	3.03(a)(i)
“Change of Control Repurchase Price”	3.01(b)
“Conversion Agent”	2.06(a)
“Conversion Date”	11.02(a)
“Conversion Deadline”	11.01(a)
“Conversion Notice”	11.02(a)
“Conversion Shares”	11.01(a)
“Convertible Securities”	11.05(a)
“Defaulted Amount”	2.04(c)
“Default Interest”	2.04(c)
“Equity Sale”	11.05(a)
“Event of Default”	6.01(a)
“Interest Rate”	2.04(a)(ii)
“Interest Payment Date”	2.04(a)(ii)
“Lock-up Period”	11.02(e)

Term:	Defined in:
“Maturity Date”	2.04(a)(i)
“Paying Agent”	2.06(a)
“Payment Blockage Notice”	10.03(a)(ii)
“Permitted Indebtedness”	4.05(a)
“Redemption Date”	12.04(a)(ii)
“Redemption Notice”	12.04(a)
“Redemption Notice Date”	12.04(a)
“Redemption Price”	12.04(a)(iii)
“Register”	2.06(a)
“Registrar”	2.06(a)
“Regular Record Date”	2.04(a)(ii)
“Regulation S Global Notes”	2.10(c)(i)
“Reorganization Event”	5.01
“Reorganization Successor Corporation”	5.01(a)(ii)
“Reports”	4.03(a)
“Restricted Period”	2.10(c)(i)
“Rule 144A Global Notes”	2.10(c)(i)
“Qualified PO Redemption”	12.02
“Qualified PO Redemption Right”	12.02
“Qualified PO Redemption Notice”	12.02
“Qualified PO Revocation Notice”	12.02
“Scheduled Interest Rate Increase”	2.04(a)(ii)
“Special Record Date”	2.04(c)(i)
“Terminal Value”	2.04(a)(i)
“Temporary Notes”	2.12

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and will be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(8) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9) all references to $, dollars, cash payments or money refer to United States currency; and

(10) all references to interest on the Notes will not include any Default Interest payable on a Defaulted Amount pursuant to the terms of Section 2.04 hereof.

Section 1.04 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and, for that purpose, the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01 Designation, Amount and Issuance of Notes.

(a) The Notes will be designated as “8.00% Convertible Subordinated Notes due 2019.” The initial aggregate principal amount of Notes to be issued, authenticated and delivered on the Issue Date under this Indenture is $375,000,000. From time to time, the Company may issue and execute, and the Trustee may authenticate, Notes delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.09, 2.11, 2.12 and 3.06 hereof. In addition, the Company may issue an unlimited aggregate principal amount of additional Notes in accordance with Section 2.01(b) hereof.

(b) Without the consent of any Holder, and notwithstanding anything to the contrary in Sections 2.01(a) or 2.05 hereof, the Company may increase the aggregate principal amount of the Notes issued under this Indenture by reopening this Indenture and issuing additional Notes with the same terms as the initial Notes (except, to the extent applicable, with respect to the date as of which interest shall begin to accrue on such additional Notes), which Notes will, subject to the foregoing, be considered to be part of the same series of Notes as those initially issued hereunder; provided, however, that if any such additional Notes are not fungible with other Notes issued hereunder for federal income tax purposes, then such additional Notes shall have a separate CUSIP number. Prior to issuing any such additional Notes, the Company will deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, which Officers’ Certificate and Opinion of Counsel will (i) address any matters required to be addressed under Section 13.03 hereof, (ii) include a statement that the form and the terms of such Notes has been established in conformity with the provisions of this Indenture and (iii) include a statement that the Notes when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Officers’ Certificate or Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.02 Form of Notes.

(a) General. The Notes will be substantially in the form of Exhibit A hereto, but may include any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule, agreement to which the Company is subject or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company will provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Notes that are Global Notes will bear the Global Note Legend and the “Schedule of Increases and Decreases of Global Note” attached thereto.

Notes will bear the Restricted Notes Legend.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

(b) Initial and Subsequent Notes. The Notes initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary. Except to the extent provided in Section 2.09(c) hereof, all Notes will be represented by one or more Global Notes.

(c) Global Notes. Each Global Note will represent the aggregate principal amount of then outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of then outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions, redemptions or repurchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary at the direction of the Trustee, may endorse a Global Note and/or, in the case of the Trustee, adjust the balance on the Register in accordance with its internal procedures, to reflect the amount of any increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of then outstanding Notes represented by a Global Note in accordance with Section 2.09 hereof, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note and/or, in the case of the Trustee, adjust the balance of the Register in accordance with its internal procedures, to reflect such increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to, or payments made on account of, the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Neither any member of, or participant in, the Depositary, Euroclear or Clearstream (collectively, the “Agent Members”) nor any other Person on whose behalf an Agent Member may act will have any rights under this Indenture with respect to any Global Note or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and Holder of such Global Note.

The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Indenture or the Notes with respect to such Global Note, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, the Paying Agent or any agent of the Company, the Trustee or the Paying Agent from giving effect to any written certification, proxy or other authorization furnished by such Holder or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of their respective customary practices governing the exercise of the rights of a Holder of any interest in any Global Note.

Neither the Trustee nor any of the Paying Agent, Registrar, Conversion Agent or any other agent of the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note for any aspect of the records relating to or payments made on account of those interests by the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.

Section 2.03 Denomination of Notes. The Notes will be issuable in minimum denominations of $1,000.00 principal amount and in integral multiples of $1,000 in excess thereof.

Section 2.04 Payments.

(a) General.

(i) Terminal Value Payment at Maturity or Upon Certain Events. Unless earlier converted, redeemed or repurchased pursuant to any of Sections 3.05(c), 11.03 or 12.07 hereof, the Notes will mature on July 1, 2019 (the “Maturity Date”). On the Maturity Date, each Holder will be entitled to, and the Company will pay or cause the Paying Agent to pay each Holder, a cash amount equal to the product of (w) the principal amount of Notes held by such Holder on the Maturity Date and (x) the Applicable Premium as of the Maturity Date (calculated pursuant to Section 3.01(b) as if the Maturity Date was the Change of Control Date for purposes of that calculation), together with all accrued and unpaid interest on such Notes to, but not including, the Maturity Date. In addition, notwithstanding anything in this Indenture to the contrary, in the event of the liquidation, dissolution or winding up of the Company, including, without limitation, any such event constituting an Event of Default specified in Section 6.01(a)(ix) (but not, for the avoidance of doubt, any such event complying with Section 5.01), each Holder will be entitled to, and the Company will pay or cause the Paying Agent to pay each Holder, a cash amount equal to the product of (y) the principal amount of Notes held by such Holder on the effective date of such event and (z) the Applicable Premium as of such effective date (calculated pursuant to Section 3.01(b) as if such effective date was the Change of Control Date for purposes of that calculation), together with all accrued and unpaid interest on such Notes to, but not including, such effective date. The amount payable under this Section 2.04(a)(i) is referred to herein as the “Terminal Value.”

(ii) Payment of Interest. Each Note will accrue interest at a rate (the “Interest Rate”) equal to 8.00% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date (or such other date provided for in Section 2.01(b) with respect to Notes issued in accordance with such Section) until, subject to the provisions of Section 2.04(c), the date the principal amount of such Note is converted, paid or deemed paid, as the case may be, pursuant to clause (i) of this Section 2.04(a) or any of Sections 3.05, 11.03 or 12.07 hereof; provided that the Interest Rate on the Notes will increase by 0.50% per annum effective as of the Interest Payment Date falling on July 1, 2015 and on each Interest Payment Date thereafter (a “Scheduled Interest Rate Increase”) if a preliminary prospectus under the Securities Act with a bona fide price range in connection with a Qualified PO has not been filed by each such Interest Payment Date and, in each case, such Qualified PO has not priced within 60 days after the date of such Scheduled Interest Rate Increase. The Company shall notify the Trustee of such Scheduled Interest Rate Increase in an Officers’ Certificate.

Interest will be payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”), beginning January 1, 2015 (or such other date provided for in Section 2.01(b) with respect to Notes issued in accordance with such Section), to the Holder of each such Note as of the Close of Business (whether or not a Business Day) on the December 15 or June 15, as the case may be, immediately preceding the relevant Interest Payment Date (each such date, a “Regular Record Date”). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest accruing on the Notes will be payable on each Interest Payment Date entirely in cash.

(iii) Method of Payment. The Company will pay or cause the Paying Agent to pay any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and interest on, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date.

The Company will pay or cause the Paying Agent to pay any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and interest on any Certificated Note in cash to the applicable Holder of such Note at the office of the Paying Agent on the relevant payment date or, at the option of the Company, through the Paying Agent by check mailed to the Holder of such Note at its address set forth in the register of Holders.

The Company will pay or cause the Paying Agent to pay interest due on an Interest Payment Date on any Certificated Note (i) to any Holder of an aggregate principal amount of Notes less than or equal to $5,000,000, by check mailed to such Holder’s registered address, and (ii) to any Holder of an aggregate principal amount of Notes greater than $5,000,000, either by check mailed to such Holder’s registered address or, upon application by such Holder to the Registrar not later than five days prior to the Regular Record Date relating to such Interest Payment Date, a written request to the Registrar that the Company makes such payments by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account, which request shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary.

If any Interest Payment Date, the date for payment of amounts in respect of conversions, the Maturity Date or a Change of Control Repurchase Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue as a result of such delay.

(b) Interest Rights Preserved. Subject to the provisions of Section 2.04(c) hereof, and, to the extent applicable, Sections 2.09 and 2.11 hereof, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note will carry any rights to the payment and accrual of interest that were carried by the relevant surrendered Note, Notes or portion(s) thereof.

(c) Defaulted Amounts. Whenever any principal or interest payable on a Note (including any Change of Control Repurchase Price, Redemption Price or Terminal Value, if applicable) has become due and payable on the Maturity Date, upon repurchase, redemption or declaration of acceleration or otherwise, but the Company fails to punctually pay or duly provide for such amount (any such amount, a “Defaulted Amount”), such Defaulted Amount will forthwith cease to be payable to the Holder of such Note on the relevant payment date by virtue of its having been due such payment on such payment date, but will instead, to the extent permitted under applicable law, accrue interest (“Default Interest”) at a rate equal to the then prevailing Interest Rate plus 1% per annum from, and including, such payment date and to, but excluding, the date on which such Defaulted Amount is paid by the Company in accordance with either clause (i) or (ii) below.

(i) The Company may elect to pay any Defaulted Amount and Default Interest on such Defaulted Amount to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amount and Default Interest (a “Special Record Date”) fixed in accordance with the following procedures:

(A) At least 30 days before the date on which the Company proposes to pay such Defaulted Amounts and Default Interest thereon, the Company will deliver to the Trustee written notice in the form of an Officers’ Certificate of (I) the proposed payment date for such Defaulted Amounts and Default Interest thereon and (II) the aggregate amount of such Defaulted Amounts and Default Interest thereon.

(B) Simultaneously with delivering such notice to the Trustee, the Company will either (I) deposit with the Trustee an amount of money, in immediately available funds, equal to the aggregate amount of such Defaulted Amounts and Default Interest thereon, or (II) take other actions that the Trustee deems reasonably satisfactory to ensure that an amount of money, in immediately available funds, equal to the aggregate of such Defaulted Amounts and Default Interest thereon will be deposited with the Trustee by 10:00 a.m., New York City time, on the proposed payment date, and in either case, upon receipt of such money, the Trustee will hold such money in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest pursuant to this Section 2.04(c)(i).

(C) Upon (i) receipt of such notice and (ii) the Company’s depositing such money or taking such other actions reasonably satisfactory to the Trustee, the Company will promptly fix a Special Record Date for the payment of such Defaulted Amounts and Default Interest thereon, which Special Record Date will be not more than 15 calendar days and not less than 10 days prior to the proposed payment date, and notify the Trustee in writing of the Special Record Date. The Trustee will then, in the name and at the expense of the Company, deliver notice to each Holder specifying such Special Record Date and the date on which such Defaulted Amounts and Default Interest thereon will be paid by the Company.

(D) After such notice has been delivered by the Trustee, such Defaulted Amounts and Default Interest thereon will be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on the Special Record Date specified in such notice and such Defaulted Amounts and Default Interest thereon will no longer be payable pursuant to the following clause (ii) of this Section 2.04(c)(i).

(ii) The Company may pay any Defaulted Amounts and Default Interest on such Defaulted Amounts in any other lawful manner that is not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes are then listed (or, if applicable, have been approved for listing) or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee. For the avoidance of doubt, the Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts or Default Interest, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts or Default Interest owed, or with respect to the method employed in such calculation of the Defaulted Amounts or Default Interest.

Section 2.05 Execution and Authentication.

(a) In General. A Note will be valid only if executed by the Company and authenticated by the Trustee.

(b) Execution. A Note will be deemed to have been executed by the Company when an Officer of the Company signs such Note on behalf of the Company. Each Officer’s signature may be manual or facsimile, and the validity of such Officer’s signature will not depend on whether such signatory remains an Officer at the time the Trustee authenticates such Note.

(c) Authentication. A Note will be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. An authorized signatory of the Trustee will manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.05(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note; (C) the name of the Holder of such Note; and (D) the date on which such Note is to be authenticated. If the Company Order also specifies that the Trustee must deliver such Note to the Holder or the Depositary, the Trustee will promptly deliver such Note in accordance with such Company Order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company and at the expense of the Company. If the Trustee appoints an authenticating agent, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note, unless limited by the terms of such appointment. Each reference in this Indenture to authentication by the Trustee will be deemed to include authentication by an authenticating agent, and an authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.06 Registrar, Paying Agent and Conversion Agent.

(a) General. The Company will maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where the Notes may be presented for payment, repurchase or redemption (the “Paying Agent”), an office or agency where the Notes may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands with respect to the Notes and this Indenture may be served.

The Registrar will keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange, repurchase, redemption and conversion of Notes (the “Register”). Absent manifest error, the entries in the Register will be conclusive and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

The Company may have one or more Registrars, one or more Paying Agents, one or more Conversion Agents and one or more places where notices and demands with respect to the Notes and this Indenture may be served. Before appointing any Registrar, Paying Agent or Conversion Agent that is not otherwise a party to this Indenture, the Company will enter into an appropriate agency agreement with such Registrar, Paying Agent or Conversion Agent, as the case may be, which agency agreement will implement the provisions of this Indenture that relate to such replacement or additional Registrar, Paying Agent or Conversion Agent, as the case may be. The term Registrar includes any additional registrars named pursuant to this Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Indenture. Upon the occurrence of any Event of Default under Section 6.01(a)(ix) or 6.01(a)(x) with respect to the Company, the Trustee shall be the Paying Agent.

(b) Initial Designations. The Company initially appoints the Trustee as each of the Registrar, the Paying Agent and the Conversion Agent, and the Notes initially may be presented for registration of transfer or for exchange, payment, repurchase, redemption and conversion to the Trustee, in its capacity as the Registrar, Paying Agent or Conversion Agent, as the case may be, at the Corporate Trust Office. Notices and demands with respect to the Notes and this Indenture may be served at the Corporate Trust Office.

(c) Removal, Resignation and Replacement. The Company may remove any Registrar, Paying Agent or Conversion Agent by delivering written notice to the Trustee and to such Registrar, Paying Agent or Conversion Agent; provided, however, that no such removal will become effective unless (i) after such removal, at least one Registrar, Paying Agent and Conversion Agent will remain; (ii) a successor has accepted appointment as Registrar, Paying Agent or Conversion Agent, as the case may be, the Company and such successor have entered into an agency agreement in accordance with Section 2.06(a) hereof, and the Company has delivered written notice of such appointment and a copy of such agency agreement to the Trustee; or (iii) the Company has delivered written notice to the Trustee that the Trustee will serve as the successor Registrar, Paying Agent or Conversion Agent, as the case may be, in accordance with Section 2.06(d) hereof; and provided, further, that the right to effect any such change or removal in no way relieves the Company of its obligation to maintain a Registrar, Paying Agent and Conversion Agent in the continental United States. The Company may also change the place where notices and demands with respect to the Notes and this Indenture may be served, or reduce the number of such places; provided, however, that the right to effect any such change or reduction in no way relieves the Company of its obligation to maintain a place in the continental United States where notices and demands with respect to the Notes and this Indenture may be served.

In addition, the Registrar, Paying Agent or Conversion Agent may resign at any time by delivering written notice of such resignation to each of the Company and the Trustee; provided, however, that if the Trustee is serving as Registrar, Paying Agent or Conversion Agent, the Trustee may resign from such capacity only if it also resigns as Trustee in accordance with Section 7.07 hereof. If, after any such resignation, at least one Registrar, Paying Agent and Conversion Agent does not remain, the Trustee will immediately be deemed to serve such empty office or agency in accordance with Section 2.06(d) hereof.

(d) Failure to Maintain an Office or Agency. If the Company fails to maintain, in the continental United States, a Registrar, Paying Agent, Conversion Agent or place where notices and demands with respect to the Notes and this Indenture may be served, the Trustee will act as the Registrar, Paying Agent, Conversion Agent, or place, as the case may be, and the office where the Notes may be presented for registration of transfer or for exchange, presented for payment, repurchase or redemption or surrendered for conversion, or place where notices and demands with respect to the Notes and this Indenture may be served, as the case may be, will be the Corporate Trust Office. In each such case, the Trustee will be entitled to compensation for such action pursuant to Section 7.06 hereof.

(e) Notices. Promptly upon the effectiveness of any removal or appointment of a Registrar, Paying Agent or Conversion Agent, or upon any change in the location of the office of any Registrar, Paying Agent or Conversion Agent, or of the place where notices and demands with respect to the Notes and this Indenture may be served, the Company will deliver to each Holder written notice of such removal, appointment or change in location, as the case may be, which notice will include a brief description of the removal, appointment or change in location, as the case may be, and list the name and address of each continuing (and newly appointed, if applicable) Registrar, Paying Agent and Conversion Agent and place where notices and demands with respect to the Notes and this Indenture may be served.

Section 2.07 Money Held in Trust. Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on each due date for a payment on any Note, the Company will deposit with the Paying Agent an amount of money in immediately available funds, if deposited on the due date sufficient to make such payment when due.

The Company will require that each Paying Agent (other than the Trustee, if the Trustee is a Paying Agent) agree in writing that it will (i) segregate all money it holds for making payments with respect to the Notes; (ii) hold such money in trust for the benefit of Holders; and (iii) notify the Trustee, in writing, as promptly as practicable, if the Company defaults in making any payment on the Notes.

If any such default has occurred and is continuing, the Paying Agent will, upon receiving a written request from the Trustee, forthwith pay to the Trustee all of the money it holds in trust. In addition, at any time, the Company may require a Paying Agent to pay all money that it holds for making payments with respect to the Notes to the Trustee and to account for any money it has disbursed. After delivering all of such money to the Trustee pursuant to this Section 2.07, the Paying Agent (in its capacity as such) will have no further liability for such money.

Section 2.08 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee, (i) within five Business Days after each Regular Record Date, a list of the names and addresses of Holders as of such Regular Record Date and (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of such request, a list of the names and addresses of Holders as of no more than 15 days immediately prior to the date such list is furnished, in each case, in such form as the Trustee may reasonably require.

Section 2.09 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.09 and Section 11.02(f), Certificated Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange of Certificated Notes will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed by the Company, the Trustee or the Registrar on any Holder of a Certificated Note or any owner of a beneficial interest in a Global

Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other similar governmental charge required by law or permitted by this Indenture.

(iv) None of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion, (ii) subject to a Change of Control Repurchase Notice validly delivered pursuant to Section 3.03 hereof, except to the extent any portion of such Note is not subject to a Change of Control Repurchase Notice or the Company fails to pay the applicable Change of Control Repurchase Price when due, or (iii) after the Company has delivered a Redemption Notice pursuant to Section 12.04 hereof, except to the extent the Company fails to pay the applicable Redemption Price when due.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on Transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary (unless otherwise required by law and except to the extent required by Section 2.09(c) hereof):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on Transfer set forth in Section 2.10 hereof); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes for Certificated Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Certificated Notes if the Depositary delivers notice to the Company that:

(I) the Depositary is unwilling or unable to continue to act as Depositary; or

(II) the Depositary is no longer registered as a clearing agency under the Exchange Act,

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, (1) each Global Note will be deemed surrendered to the Trustee for cancellation, (2) the Trustee will promptly cancel each such Global Note in accordance with the Applicable Procedures, (3) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute, for each beneficial interest in each Global Note so cancelled, an aggregate principal amount of Certificated Notes equal to the aggregate principal amount of such beneficial interest, registered in such name and authorized denominations as the Depositary specifies, and bearing such legends as such Certificated Notes are required to bear under Section 2.02 and Section 2.10 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Certificated Notes and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Certificated Notes, and (4) the Trustee, upon receipt of such Certificated Notes and such Company Order, in accordance with Section 2.05 hereof, will promptly authenticate, and deliver to the Holder specified in such Company Order, such Certificated Notes.

(ii) In addition:

(I) if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Certificated Notes by delivering a written request to the Company, the Registrar and the Trustee; or

(II) at any time, the Company may, in its sole discretion, at the request of the owner of a beneficial interest in a Global Note, permit the exchange of such owner’s beneficial interest for Certificated Notes, by delivering a written request to the Registrar, the Trustee and the owner of such beneficial interest.

In each case, (1) upon receipt of such request, the Registrar will promptly deliver written notice of such request to the Company and the Trustee, which notice must identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP number of the relevant Global Note; (2) the Trustee, upon receipt of such notice, will promptly cause the aggregate principal amount of such Global Note to be reduced by the aggregate principal amount of the beneficial interest to be so exchanged in accordance with the Applicable Procedures, (3) the Company (x) in accordance with Section 2.05 hereof, will promptly execute, for such beneficial interest, a Certificated Note having aggregate principal amount equal to the aggregate principal amount of such beneficial interest, registered in the name of the owner specified in the notice delivered by the Registrar, and bearing such legends as such Certificated Note is required to bear under Sections 2.02 and 2.10 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Certificated Note and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Certificated Note, and (4) the Trustee, upon receipt of such Certificated Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Certificated Note. If, after such exchange, all of the beneficial interests in a Global Note have been exchanged for Certificated Notes, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures and the Trustee’s internal procedures.

(d) Transfer and Exchange of Certificated Notes. If Certificated Notes are issued, a Holder may:

(i) transfer a Certificated Note by: (A) surrendering such Certificated Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar; (B) delivering any documentation that any of the Company, the Trustee and the Registrar require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws, including, without limitation, the transfer and exchange form attached to such Certificated Note; and (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof. Upon the satisfaction of conditions (A), (B) and (C), (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute a new Certificated Note, in the name of the designated transferee, having an aggregate principal amount equal to that of the transferred Certificated Note and bearing such legends as such Certificated Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Certificated Note and a Company Order including the information specified in Section 2.05(c) with respect to such Certificated Note, and (2) the Trustee, upon receipt of such Certificated Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Certificated Note;

(ii) exchange one or more Certificated Notes for one or more other Certificated Notes of any authorized denominations, and in aggregate principal amount equal to the aggregate principal amount of the one or more Certificated Notes to be exchanged, by surrendering such one or more Certificated Notes, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof, including, without limitation, the transfer and exchange forms attached to such Certificated Note. Whenever a Holder so surrenders one or more Certificated Notes for exchange, (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute one or more new Certificated Notes, each in the name of such Holder, in the authorized denomination or denominations that such Holder requested (which authorized denomination or authorized denominations, as the case may be, must, in aggregate, equal the aggregate principal amount of the one or more Certificated Notes to be exchanged), and bearing a unique registration number not contemporaneously outstanding and such legends as such Certificated Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee each such Certificated Note and a Company Order including the information specified in Section 2.05(c) with respect to each such Certificated Note, and (2) the Trustee, upon receipt of each such Certificated Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, each such Certificated Note; and

(iii) if then permitted by the Applicable Procedures, transfer or exchange a Certificated Note for a beneficial interest in a Global Note by (A) surrendering such Certificated Note for registration of transfer or exchange, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof; (B) delivering any documentation that any of the Company, the Trustee and the Registrar require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws (which may include a certification that such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A) in accordance with Rule 144A), including, without limitation, the transfer and exchange form attached to such Certificated Note; (C) satisfying any other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof; and (D) providing written instructions to the Trustee to make an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee (1) will promptly cancel such Certificated Note and, (2) will promptly cause the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Certificated Note, and credit, or cause to be credited, the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Certificated Note, in each case, in accordance with the Applicable Procedures. If at the time of such exchange, a Depositary has been appointed but no Global Notes are then outstanding, (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, a new Global Note registered in the name of the Depositary or a nominee of the Depositary, as the case may be, having the appropriate aggregate principal amount, and bearing such legends as such Global Note is required to bear under Sections 2.02 and 2.10 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Global Note and a Company Order including the information specified in Section 2.05(c) with respect to such Global Note, and (2) the Trustee, upon receipt of such Global Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Depositary, its nominee, or a custodian of the Depositary or its nominee, as the case may be, such Global Note.

(e) Transfer and Exchange of Regulation S Global Notes for Rule 144A Global Notes.

(i) Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(A) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(B) the transferor first delivers to the Trustee a written certificate in compliance with the terms of this Indenture to the effect that the Notes are being transferred to a Person:

(I) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(II) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(III) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(ii) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate in compliance with the terms of this Indenture to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Section 2.10 Transfer Restrictions.

(a) Notes. Each Note (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof, which may bear the Restricted Stock Legend) will bear the Restricted Notes Legend and will be subject to the restrictions on Transfer set forth in this Indenture (including in the Restricted Notes Legend) unless such restrictions on Transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Note, by such Holder’s acceptance of such Note, will be deemed to be bound by the restrictions on Transfer applicable to such Note.

(b) Restricted Stock. If any shares of Common Stock are issued upon conversion of any Notes, such shares will be subject to the restrictions on transfer set forth in this Indenture (including the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of such shares, by such Holder’s acceptance of such shares, will be deemed to be bound by the restrictions on transfer applicable to such shares. Any share of Common Stock issued upon the conversion of a Note will bear the Restricted Stock Legend unless:

(A) such shares of Common Stock are being issued to a Person (other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company) pursuant to a registration statement that is effective under the Securities Act at the time of such issuance (including, without limitation, any registration statement effected pursuant to the Registration Rights Agreement);

(B) such shares of Common Stock are being issued to a Person (other than (x) the Company or (y) an affiliate (as defined in Rule 144) of the Company) pursuant to an available exemption from the registration requirements of the Securities Act such that, upon issuance, such shares of Common Stock will be freely transferable without restriction under the Securities Act; or

(C) the Company delivers written notice to the Transfer Agent and the Registrar stating that the certificate representing such shares of Common Stock need not bear the Restricted Stock Legend to comply with applicable law.

(c) Regulation S Global Notes.

(i) Through and including the one year anniversary of the date of this Indenture (such period through and including such one year anniversary, the “Restricted Period”), beneficial interests in Global Notes that may be offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Global Notes”) may be held only through Euroclear and Clearstream (as indirect participants in the Depositary), unless transferred to a Person that takes delivery through Global Notes being offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Global Notes”) in accordance with the certification requirements described in this Indenture. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in accordance with Section 2.09(e)(ii).

(ii) Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through participants in the DTC system other than Euroclear and Clearstream.

(iii) The Depositary, Euroclear and Clearstream are under no obligation to perform or to continue to perform the procedures set forth in this Section 2.10(c), and may discontinue such procedures at any time. None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Section 2.11 Replacement Notes.

If (a)(i) a mutilated Note is surrendered to the Registrar or (ii) the Holder of a Note claims that such Note has been lost, destroyed or stolen and provides the Company and the Trustee with (A) evidence of such loss, theft or destruction that is reasonably satisfactory to the Company and the Trustee and (B) an indemnity bond or other kind of security or indemnity that the Company and the Trustee deem sufficient in their judgment to protect each of them from any loss that it may suffer upon replacement of such Note, and, in either case, (b) such Holder satisfies any other reasonable requirements of the Trustee, including the payment of any tax or other similar governmental charge required by law or permitted by this Indenture, then, unless the Company or the Trustee receives notice that such Note has been acquired by a bona fide purchaser, the Company will, in accordance with Section 2.05 hereof, promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, in accordance with Section 2.05 hereof, and the documents required by Sections 13.02 and 13.03 hereof, will promptly authenticate and deliver, in the name of such Holder, a replacement Note having the same aggregate principal amount as the Note that was mutilated or claimed to be lost, destroyed or stolen, bearing any restrictive legends required by Section 2.02 or 2.10 hereof and with a certificate number not contemporaneously outstanding.

Every new Note issued pursuant to this Section 2.11 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, will constitute an original contractual obligation of the Company and any other obligor upon the Notes, regardless of whether the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of (and will be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.12 Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee will, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes will be issuable in any authorized denomination, and substantially in the form of Certificated Notes, but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Company. Every such Temporary Note will be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 hereof and the Trustee or such authenticating agent will authenticate and deliver in exchange for such Temporary Notes Certificated Notes having an aggregate principal amount equal to such Temporary Notes. Such exchange will be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes will, in all respects, be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.13 Cancellation. At any time, the Company may deliver Notes to the Trustee for cancellation. Whenever any Note is surrendered to the Registrar, Conversion Agent or Paying Agent for registration of transfer, exchange, conversion, repurchase, redemption or payment, the Registrar, Conversion Agent or Paying Agent, as the case may be, will promptly forward such Note to the Trustee. Upon receipt of any such Note, the Trustee, in its customary manner, will promptly cancel and dispose of such Note. The Company may not issue new Notes to replace Notes that the Company has repurchased, redeemed, paid or delivered to the Trustee for cancellation or that a Holder has converted pursuant to Article 11 hereof.

Section 2.14 Outstanding Notes. At any time, Notes outstanding are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under Sections 3.05, 11.02 and 12.07 hereof and clauses (a) and (b) of this Section 2.14.

(a) If a Note is replaced pursuant to Section 2.11 hereof, such Note will cease to be outstanding at the time of its replacement unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser.

(b) In addition, if the Company, any other obligor or an Affiliate of the Company or an Affiliate of such other obligor holds a Note, such Note will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, except that, solely in determining whether the Trustee shall have any liability in making a determination as to which Notes are outstanding, only Notes which a Responsible Officer actually knows to be so owned shall be disregarded. Subject to the foregoing, only Notes outstanding at the time of any such determination will be considered in such determination (including determinations pursuant to Article 6 and Article 9 hereof).

Section 2.15 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving the payment of any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and accrued but unpaid interest on, such Note, for the purpose of conversion of such Note and for all other purposes whatsoever with respect to such Note, and none of the Company, the Trustee or any agent of the Company or the Trustee will be affected by any notice to the contrary.

Section 2.16 Repurchases. The Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders. Such repurchased Notes will no longer be outstanding under this Indenture.

Section 2.17 CUSIP and ISIN Numbers.

(a) Whenever “CUSIP” and “ISIN” numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to the Notes, which CUSIP and ISIN numbers will be restricted numbers. Whenever the Company uses CUSIP and ISIN numbers, the Trustee will also use CUSIP and ISIN numbers in each notice it delivers to the Holders; provided, that neither the Company nor the Trustee will be responsible for any defect in any CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, including any notice delivered pursuant to Section 12.04. The Company will promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b) In addition, if, when any shares of Common Stock are issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to such shares of Common Stock, which CUSIP and ISIN numbers (i) for shares of Common Stock to which the restrictions on Transfer set forth in the Restricted Stock Legend apply, will be restricted numbers, and (ii) for shares of Common Stock to which the restrictions on Transfer set forth in the Restricted Stock Legend do not apply, will be unrestricted numbers.

(c) Whenever any of the CUSIP or ISIN numbers with respect to the Notes or the shares of Common Stock issuable upon conversion of the Notes change, cease to be used, or begin to be used, the Company will deliver prompt written notice of such change, cessation, or beginning to each of the Trustee and the Holders.

ARTICLE 3

REPURCHASE AT THE OPTION OF THE HOLDER

Section 3.01 Change of Control Permits Holders to Require the Company to Repurchase the Notes.

(a) General. If a Change of Control occurs at any time prior to the Maturity Date, each Holder will have the right to require the Company to repurchase all or any portion of its Notes on the Change of Control Repurchase Date for an amount of cash equal to the Change of Control Repurchase Price for such Notes.

(b) Change of Control Repurchase Price. The “Change of Control Repurchase Price” means, for any Notes to be repurchased on any Change of Control Repurchase Date, a price equal to the greater of:

(i) the applicable percentage of the principal amount of the Notes to be repurchased set forth in the table below (the “Applicable Premium”), plus accrued and unpaid interest to, but not including, the date of repurchase.

Change of Control Date	Applicable Premium
On or before December 31, 2014	111%
January 1, 2015 to June 30, 2015	116%
July 1, 2015 to December 31, 2015	128%
January 1, 2016 to June 30, 2016	137%
July 1, 2016 to December 31, 2016	147%
January 1, 2017 to June 30, 2017	159%
July 1, 2017 to December 31, 2017	172%
January 1, 2018 to June 30, 2018	189%
July 1, 2018 to December 31, 2018	208%
On or after January 1, 2019	222%

and

(ii) the product of (A) the aggregate principal amount of the Notes to be repurchased and (B) a fraction, the numerator of which the Company’s Equity Value on the Change of Control Date and the denominator of which is the Upside Trigger on the Change of Control Date; plus accrued and unpaid interest to, but not including, the date of repurchase.

(c) Change of Control Repurchase Date. The “Change of Control Repurchase Date” means, for any Change of Control, the date specified by the Company in the Change of Control Notice for such Change of Control, which date will be not less than 30 calendar days, nor more than 60 calendar days, immediately following the Change of Control Notice Date for such Change of Control.

Section 3.02 Change of Control Notice.

(a) General. On or before the 3rd Business Day immediately following the Change of Control Date, the Company will deliver to each Holder (and to any beneficial owners of a Global Note, as required by applicable law), the Trustee and the Paying Agent written notice of such Change of Control and the resulting repurchase right (the “Change of Control Notice,” and the date of such delivery, the “Change of Control Notice Date”). Simultaneously with delivery of any Change of Control Notice to the Holders, the Trustee and the Paying Agent, the Company will publish a notice containing the same information as the Change of Control Notice in a newspaper of general circulation in The City of New York or through such other public medium as the Company may use at such time.

For any Change of Control, the Change of Control Notice corresponding to such Change of Control will specify:

(A) the events causing such Change of Control;

(B) the Change of Control Date;

(C) the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Change of Control under this Article 3;

(D) the Change of Control Repurchase Price;

(E) the Change of Control Repurchase Date;

(F) that the Change of Control Repurchase Price for any Note for which a Change of Control Repurchase Notice has been duly tendered and not validly withdrawn will be paid promptly following the later of the Change of Control Repurchase Date and the time such Note is surrendered for repurchase;

(G) the name and address of the Paying Agent, if applicable;

(H) the procedures that a Holder must follow to require the Company to repurchase a Note, including the methods of payment available for election;

(I) the procedures for withdrawing a Change of Control Repurchase Notice;

(J) that if a Note or portion of a Note is subject to a validly delivered Change of Control Repurchase Notice, unless the Company defaults in paying the Change of Control Repurchase Price for such Note or portion of a Note, interest, if any, on such Note or portion of a Note will cease to accrue on and after the Change of Control Repurchase Date; and

(K) the CUSIP and ISIN number(s) of the Notes.

Notwithstanding anything to the contrary contained herein, a Change in Control Notice may be delivered in advance of a Change of Control and conditioned upon the consummation of such Change of Control, provided, that a definitive agreement is in place for the Change of Control at the time the Change of Control Notice is delivered.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Change of Control Notice nor a defect in a Change of Control Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.

Section 3.03 Change of Control Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 3.01(a) hereof with respect to any Notes pursuant to a Change of Control, the Holder thereof must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date, subject to extension to comply with applicable law:

(i) a repurchase notice containing the information set forth in Section 3.03(b) hereto (a “Change of Control Repurchase Notice”) and setting forth that such Holder is tendering such Notes for repurchase or, in the case of a Global Note, in accordance with the Applicable Procedures; and

(ii) such Notes (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Certificated Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent, the Trustee or the Company.

(b) Contents of Change of Control Repurchase Notice. The Change of Control Repurchase Notice for any Note must state:

(i) the portion of the principal amount of such Note to be repurchased;

(ii) that such Note will be repurchased by the Company pursuant to the applicable provisions of the Notes and the provisions of this Article 3 hereof;

(iii) if such Note is a Certificated Note, the certificate number of such Note; and

(iv) the method of payment by which such Holder elects to be paid and, if applicable, wire transfer instructions on which the Trustee and Paying Agent may conclusively rely to make the payment of the Change of Control Repurchase Price.

If the Notes to be repurchased are Global Notes, the Change of Control Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notice to the Company. If any Holder validly delivers to the Paying Agent a Change of Control Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Change of Control Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Change of Control Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Change of Control Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Change of Control Repurchase Price for such Note.

Section 3.04 Withdrawal of Change of Control Repurchase Notice.

(a) General. After a Holder delivers a Change of Control Repurchase Notice with respect to a Note, such Holder may withdraw such Change of Control Repurchase Notice with respect to such Note or any portion of such Note by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date. Any such withdrawal notice must state:

(A) the principal amount of the Notes with respect to which such notice of withdrawal pertains;

(B) the principal amount, if any, of the Notes that remains subject to the original Change of Control Repurchase Notice; and

(C) if the Notes subject to such Change of Control Repurchase Notice were Certificated Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Change of Control Repurchase Notice.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Certificated Note or a portion of a Certificated Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to the Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05 Effect of Change of Control Repurchase Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Change of Control Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Change of Control Repurchase Notice in accordance with Section 3.04 hereof.

(b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Change of Control Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Change of Control Repurchase Notice pertains, the Holder of the Notes to which such Change of Control Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Change of Control Repurchase Notice in accordance with Section 3.04 hereof, to receive, and the Paying Agent will promptly mail or wire transfer to each such Holder, the Change of Control Repurchase Price with respect to such Notes on the later of the following dates (subject to extension to comply with applicable law): (i) the Change of Control Repurchase Date and (ii) (A) if such Notes are Certificated Notes, the date of delivery of the certificate representing such Notes to the Paying Agent, duly endorsed, or (B) if such Notes are Global Notes, the date of book-entry transfer or delivery of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, as of 10:00 a.m., New York City time, on the Change of Control Repurchase Date for any Change of Control, the Company, in accordance with Section 3.08 hereof, has deposited with the Paying Agent money sufficient to pay the Change of Control Repurchase Price for every Note subject to a Change of Control Repurchase Notice validly delivered in accordance with Section 3.03 hereof and not validly withdrawn in accordance with Section 3.04 hereof, at the Close of Business on the Change of Control Repurchase Date:

(A) the Notes to be repurchased will cease to be outstanding and interest (except Default Interest) will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(B) all other rights of the Holders of such Notes with respect to such Notes will terminate (other than the right to receive payment of the Change of Control Repurchase Price upon delivery or transfer of such Notes and any Defaulted Amounts or Default Interest with respect to the Notes).

Section 3.06 Notes Repurchased in Part. If any Certificated Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact, duly authorized in writing), whereupon the Company, in accordance with Section 2.05 hereof, will promptly execute, and, upon receipt of a Company Order and the documents required by Sections 13.02 and 13.03 hereof, the Trustee, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, to the surrendering Holder, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Trustee to decrease the principal amount of such Global Note by the principal amount repurchased.

Section 3.07 Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Change of Control Repurchase Notice under this Article 3, the Company will, to the extent applicable, (i) comply with any tender offer rules under the Exchange Act (including Rule 14e-1 thereunder) that may be applicable at the time of the offer to repurchase the Notes and (ii) otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.01 hereof in the time and in the manner specified in Sections 3.01 and 3.03 hereof. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 3, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Article 3 by virtue of such compliance.

Section 3.08 Deposit of Change of Control Repurchase Price. Prior to 10:00 a.m., New York City time, on the Change of Control Repurchase Date, the Company will (i) deposit with the Trustee or with the Paying Agent (or, if the Company or any of the Subsidiaries is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Change of Control Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Change of Control Repurchase Date and (ii) deliver to the Trustee an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

Section 3.09 Covenant Not to Repurchase Notes Upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 3, the Company will not repurchase and will not be obligated to repurchase any Notes under this Article 3 if, as of the Change of Control Repurchase Date, the principal amount of the Notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a Default that would be cured by the Company’s payment of the Change of Control Repurchase Price.

(b) Deemed Withdrawals. If, on any Change of Control Repurchase Date, (i) a Change of Control Repurchase Notice for a Note has been validly tendered in accordance with Section 3.03 hereof and has not been validly withdrawn in accordance with Section 3.04 hereof, and (ii) pursuant to this Section 3.09, the Company is not permitted to repurchase Notes, the Paying Agent, upon receipt of written notice from the Company stating that the Company, pursuant to this Section 3.09, is not permitted to repurchase Notes, will deem such Change of Control Repurchase Notice to be withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Change of Control Repurchase Date, pursuant to this Section 3.09, the Company is not permitted to repurchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal or Terminal Value of, any Change of Control Repurchase Price or Redemption Price for, any accrued and unpaid interest on, the Notes on the dates and in the manner required under this Indenture. Any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, or accrued but unpaid interest in respect of a conversion of, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or any of the Subsidiaries, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for, and sufficient to pay, such principal, Terminal Value, Change of Control Repurchase Price, Redemption Price, interest or cash then due. To the extent lawful, the Company will also pay Default Interest on any Defaulted Amounts in accordance with Section 2.04 hereof.

Section 4.02 144A Information. Whenever the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Company will, upon the request of a Holder or beneficial owner of the Notes, promptly furnish or cause to be furnished to the applicable Holder, beneficial owner, or any prospective purchaser designated by the applicable Holder or beneficial owner, of the Notes, all of the information that a prospective purchaser of the Notes is required to receive under Rule 144A(d)(4) of the Securities Act for the Notes to be resold to such prospective purchaser pursuant the exemption from registration provided by Rule 144A.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Company will furnish to the Holders and the Trustee within 60 days following the end of each of the Company’s first three fiscal quarters and within 120 days following the end of each fiscal year, customary quarterly and annual financial statements (including all appropriate notes relating thereto), together with a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Reports”).

All such financial statements will be prepared in all material respects in accordance with GAAP and will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Subsidiaries. In addition, the annual financial statements will include an audit report thereon by the Company’s certified independent accountants.

The Company will furnish the Reports by posting such Reports on a website no later than the date the Company is required to furnish those Reports to the Trustee and the Holders and maintain such posting until the earlier of the closing of a Qualified PO or the last date on which any Notes remain outstanding. Access to such information and Reports on such website may be subject to a confidentiality acknowledgment and may be password-protected; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed or posted.

The Company also will arrange and participate in quarterly conference calls to discuss its results of operations with the Holders, no later than 15 days following the date on which the Reports are made available as provided above. Dial-in conference call information will be included in or provided together with such Reports and may be password-protected.

(b) Notwithstanding the foregoing, (i) the Company may satisfy its obligation to furnish the Reports pursuant to this Section 4.03 by filing the same for public availability with the SEC; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such Reports have been so filed, (ii) no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, (iii) nothing contained in this Indenture shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute and (iv) the foregoing requirements will not apply so long as the issuer of the Common Stock is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(c) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a Report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such Report as contemplated by this Section 4.03 (but without regard to the date on which such Report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 hereto if any principal or Terminal Value of, Change of Control Repurchase Price for, and accrued but unpaid interest on the Notes have been accelerated in accordance with Section 6.02 hereto and such acceleration has not been rescinded or cancelled prior to such cure.

(d) The Company and the Trustee agree that furnishing of the Reports to the Trustee is for informational purposes only and the Trustee’s receipt of such Reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with this Article 4 (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation whatsoever to determine whether or not the Reports have been filed or posted pursuant to this Section 4.03.

Section 4.04 Compliance Certificate.

(a) Annual Compliance Certificate. Within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2014, the Company will deliver to the Trustee an Officers’ Certificate, which Officers’ Certificate will state (i) that the Officers signing such Officers’ Certificate have supervised a review of the activities of the Company and the Subsidiaries with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture during the preceding fiscal year, and (ii) to the knowledge of each of the Officers signing such Officers’ Certificate, (A) whether the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) or, if one or more Defaults or Events of Default have occurred, a description, in reasonable detail, of what events triggered such Defaults or Events of Default and what actions the Company is taking or proposes to take with respect to such Defaults or Events of Default, and (B) whether any event has occurred and remains in existence by reason of which any payment of principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and accrued but unpaid interest on a Note is prohibited, and, if any such event has occurred and remains in existence, a description, in reasonable detail, of such event or events and what actions the Company is taking or proposes to take with respect to such event or events.

(b) Certificate of Default. Within 30 days after an Officer of the Company becomes aware that a Default has occurred, the Company will deliver to the Trustee an Officers’ Certificate describing such Default, its status and a description, in reasonable detail, of what action the Company is taking or propose to take with respect to such Default.

Section 4.05 Limitation on Indebtedness.

(a) The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), except for the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(i) Indebtedness under Credit Facilities, including the Term Loan; provided that the aggregate principal amount of all Indebtedness outstanding at any time under this clause (i) under all Credit Facilities after giving effect to such incurrence does not exceed $1,075,000,000;

(ii) Existing Indebtedness;

(iii) Indebtedness represented by the Notes issued on the Issue Date and any Guarantees thereof;

(iv) the incurrence by the Company or any of the Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of the Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, taken together with Permitted Refinancing Indebtedness in respect thereof, not to exceed $25,000,000 at any time outstanding;

(v) the incurrence by the Company or any of the Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under clause (ii), (iii) or (iv) or this clause (v) of this paragraph;

(vi) the incurrence by the Company or any of the Subsidiaries of intercompany Indebtedness between or among the Company and any of the Subsidiaries; provided, however, that:

(A) (I) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (II) if any Guarantor is the obligor of such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee of the Notes; and

(B) (I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any Subsidiary and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause;

(vii) in-kind obligations relating to net oil and natural gas balancing positions arising in the ordinary course of business;

(viii) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock, in the form of additional shares of the same class of Disqualified Stock;

(ix) any obligations in respect of plugging and abandonment bonds, reimbursement bonds, completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(x) any obligation (including deferred premiums) under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or the Subsidiaries and are entered into for bona fide hedging purposes of the Company or the Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(xi) any obligation arising from agreements of the Company or a Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock of a Subsidiary;

(xii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xiii) Indebtedness in the form of a Guarantee by the Company or any Subsidiary of any obligation (whether payment, performance or otherwise) of the Company or any other Subsidiary so long as such obligation is otherwise permitted under the Indenture;

(xiv) endorsements of negotiable instruments for collection in the ordinary course of business;

(xv) Indebtedness owing in connection with the financing of insurance premiums in the ordinary course of business; and

(xvi) additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

(b) For purposes of determining compliance with this Section 4.05:

(i) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xvi) above, the Company will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence, subject to clause (ii) below, and may later reclassify such items of Indebtedness (or any portion thereof), in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses or may include the amount and type of such Indebtedness partially in one such clause and partially in one or more other such clauses;

(ii) all Indebtedness outstanding on the date of this Indenture under the Term Loan shall be deemed initially incurred on the Issue Date under clause (i) of the definition of Permitted Indebtedness and not clause (ii) of the definition of Permitted Indebtedness;

(iii) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iv) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of Permitted Indebtedness and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(v) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(vi) Indebtedness of any Person existing at the time such Person becomes a Subsidiary shall be deemed to have been incurred by the Company and the Subsidiary at the time such Person becomes a Subsidiary; and

(vii) the accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.05.

(c) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.06 Taxes. The Company will pay, and will cause each of the Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.07 Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).

Section 4.08 Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the terms of this Indenture.

Section 4.10 Determination of Equity Value. Whenever the calculation of the Equity Value of the Company is required as of a specified date, the Company will cause a determination of such Equity Value to be made by three investment banking firms or valuation firms of national reputation (which may include the initial purchasers in the offering of the Notes or the banks acting as underwriters, initial purchasers, agents or advisors in the transaction triggering the determination) engaged by the Company at its expense. In the event that such firms do not or cannot agree on such Equity Value for the Company, the Equity Value for the Company shall be equal to the average of the three Equity Values for the Company determined by such firms. Any such determination will be final and binding on the Holders.

Section 4.11 Issuance of Conversion Shares . In connection with the consummation of a Qualified PO, the Company shall amend its certificate of incorporation to authorize the maximum number of Conversion Shares issuable upon conversion of the Notes, such Conversion Shares shall be duly and validly authorized and reserved for issuance upon conversion of the Notes, and the Company shall take such other action as will be necessary to comply with the Company’s obligations set forth in Article XI.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Company May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Company will not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to, any other Person (any such transaction, a “Reorganization Event”), unless:

(a) either:

(i) the Company is the surviving Person; or

(ii) the resulting, surviving or transferee Person (if other than the Company) of such Reorganization Event (the “Reorganization Successor Corporation”):

(A) is a business entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(B) expressly assumes, by executing and delivering a supplemental indenture to the Trustee that is reasonably satisfactory in form to the Trustee in accordance with Section 9.03 hereof, all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such Reorganization Event, no Default will have occurred and be continuing; and

(c) prior to the effective date of such Reorganization Event, the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that:

(i) such Reorganization Event and such supplemental indenture comply with Section 5.01(a) hereof; and

(ii) all conditions precedent to such Reorganization Event provided in this Indenture have been satisfied.

Section 5.02 Successor Substituted. If any Reorganization Event occurs that complies with Sections 5.01(a)(ii) and 5.01(b) hereof, and the Company has complied with Section 5.01(c) hereof:

(a) from and after the date of such Reorganization Event, the Reorganization Successor Corporation for such Reorganization Event will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Reorganization Successor Corporation had been named as the Company herein; and

(b) except in the case of a Reorganization Event that is a conveyance, transfer or lease of all or substantially all of the Company’s assets, the Person named as the “Company” in the first paragraph of this Indenture or any successor (other than such Reorganization Successor Corporation) that will thereafter have become such in the manner prescribed in this Article 5 will be released from its obligations under this Indenture and may be dissolved, wound up and liquidated at any time.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) General. Each of the following events will be an “Event of Default”:

(i) the Company fails to pay any principal or Terminal Value of, or Change of Control Repurchase Price or Redemption Price for, the Notes when due at maturity, upon repurchase upon a Change of Control, redemption, declaration of acceleration or otherwise, whether or not prohibited by Article 10 hereof;

(ii) the Company fails to pay any interest when due and such failure continues for a period of 30 days after the applicable due date, whether or not prohibited by Article 10 hereof;

(iii) the Company fails to give any Change of Control Notice when due;

(iv) the Company fails to comply with its obligation to convert a Note in accordance with Article 11 hereof upon a Holder’s exercise of its conversion rights with respect to such Note;

(v) the Company fails to comply with its obligations under Article 5 hereof;

(vi) the Company fails to perform or observe any of its covenants or warranties in this Indenture or in the Notes (other than a covenant or agreement specifically addressed in clauses (i) through (v) above) and such failure continues for a period of 30 days after (A) the Company receives written notice of such failure from the Trustee or (B) the Company and the Trustee receive notice of such failure from Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii) the default by the Company or any of the Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company and/or any of the Subsidiaries in excess of $35,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(A) results in such indebtedness becoming or being declared due and payable (prior to its express maturity); or

(B) constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, subject in the case of interest to any applicable grace periods;

(viii) a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) is rendered against the Company or any of the Subsidiaries, and such judgment is not discharged or stayed within 60 days after (i) the date on which all rights to appeal such judgment have expired if no appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any Significant Subsidiary or group of Subsidiaries of the Company that together would constitute a “significant subsidiary” (as defined in Rule 1-02(w)), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case seeking liquidation, reorganization or other relief with respect to it;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due,

but excluding any of the above for the purposes of a solvent reconstruction, amalgamation or winding-up in connection with a transfer of assets solely to the Company or a scheme of arrangement made in compliance with Article 5 hereof that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Company or any Significant Subsidiary; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of the property of the Company or any Significant Subsidiary;

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains undismissed and unstayed and in effect for 60 days, but excluding any of the above for the purposes of a solvent reconstruction, amalgamation or winding-up in connection with a transfer of assets solely to the Company or a scheme of arrangement made in compliance with Article 5 hereof that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Company or any Significant Subsidiary.

(b) Cause Irrelevant. Each of the events enumerated in Section 6.01(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02 Acceleration.

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Section 6.01(a)(ix) or 6.01(a)(x) hereof occurs, an amount equal to the applicable Terminal Value on the date of such Event of Default1 on the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b) Optional Acceleration. If any Event of Default (other than an Event of Default specified in Sections 6.01(a)(ix) or 6.01(a)(x)) occurs and is continuing, the Trustee, by delivering a written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by delivering a written notice to the Company and the Trustee, may declare the applicable Terminal Value of all then outstanding Notes immediately due and payable, and upon such declaration, the applicable Terminal Value of all then outstanding Notes will immediately become due and payable in cash.

(c) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding

[1]	NTD: “Terminal Value” includes interest.

Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering written notice to the Trustee if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than the nonpayment of any principal or Terminal Value of, Change of Control Repurchase Price or the Redemption Price for, or interest on the Notes that has become due solely as a result of acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture regarding any other matter.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. If an Event of Default described in Sections 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii), Section 6.01(a)(iv) or 6.01(a)(vi) (which, in the case of Section 6.01(a)(vi) only, relates to a covenant that cannot be amended without the consent of each affected Holder) or a Default that would lead to such an Event of Default occurs and is continuing, such Event of Default or Default may be waived only with the consent of each affected Holder. Every other Event of Default or Default may be waived by the Holders of a majority of the aggregate principal amount of then outstanding Notes. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification or security satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. Except in the case of an Event of Default described in Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii) or Section 6.01(a)(iv) hereof, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of then-outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal or Terminal Value of, the Change of Control Repurchase Price or the Redemption Price, if any, for, the accrued and unpaid interest, if any, on, and any consideration due under Article 11 upon conversion of, its Note, on or after the respective due date, or to bring suit for the enforcement of any such payment and/or delivery on or after the respective due date, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.06 hereof.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and accrued and unpaid interest on, the Notes, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amount as is sufficient to cover the costs and expenses of collection provided for under Section 7.06 hereof.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, or the creditors or property of the Company or any Guarantor, and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities . If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal or Terminal Value of, the Change of Control Repurchase Price or Redemption Price for, and accrued and unpaid interest on, the Notes, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or the applicable Guarantor, or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment, and if the Company is unable or refuses to do so, the Trustee will deliver such notice to each Holder.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b) hereof;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05, 6.06, 13.02 or 13.03 hereof or any exercise in good faith of any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b) and (c) hereof.

(e) The Trustee will not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Article 7, and the provisions of this Article 7 will apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i) The Trustee will not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice at its Corporate Trust Office thereof from the Company or any Holder and such notice references the Notes and this Indenture or (ii) a Responsible Officer has actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any written resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any written resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney and at the expense of the Company, and will incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and will not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) So long as the Trustee’s conduct does not constitute willful misconduct or negligence, the Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with and reliance upon the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture will not be construed as a duty unless so specified herein.

(g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Registrar, Paying Agent and Conversion Agent.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event will the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture or the Notes, it will not be accountable for the Company’s use of the proceeds from the Notes, and it will not be responsible for the recitals contained in this Indenture, which shall be deemed statements of the Company, or for any other statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer, the Trustee will send to each Holder notice of the Default within 90 days after such Default first occurs, or, if it is not known to the Trustee at such time, as soon as practicable after it is actually known to a Responsible Officer; provided, however, that except in the case of a Default that is, or would lead to, an Event of Default described in

6.01(a)(i), 6.01(a)(ii), Section 6.01(a)(iii) or Section 6.01(a)(iv) hereof, the Trustee may withhold the notice, and will be protected in so withholding, if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Compensation and Indemnity.

(a) The Company will pay to the Trustee, from time to time, such compensation as will be agreed upon, from time to time, in writing for its services. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses will include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company will fully indemnify the Trustee (or any predecessor Trustee) against any and all loss, liability, claim, damage, fee or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice will not relieve the Company of its obligations hereunder except to the extent such failure is adjudicated by a court of competent jurisdiction to have materially prejudiced the Company. The Company will defend the claim and the Trustee will cooperate in the defense. If the Trustee is advised by counsel that it may have available to it defenses that are in conflict with the defenses available to the Company, then the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company will pay the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such defense and/or conflict exists. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee will extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations under this Section 7.06, the Trustee will have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal or Terminal Value of, the Change of Control Repurchase Price or Redemption Price, if any, for, and the accrued and unpaid interest, if any, on particular Notes.

(c) The Company’s payment and indemnity obligations pursuant to this Section 7.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses or renders services after the occurrence of a Default specified in Sections 6.01(a)(ix) or 6.01(a)(x) hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign at any time by notifying the Company, in writing, at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of then outstanding Notes may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09 hereof;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company will promptly appoint a successor Trustee.

(c) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06 hereof.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act will be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated, but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and, in case at that time any of the Notes have not been authenticated, any such successor to the Trustee may authenticate such Notes, either in the name of any predecessor Trustee hereunder or in the name of the successor to the Trustee.

Section 7.09 Eligibility; Disqualification. The Trustee will have (or, in the case of a corporation included in a bank holding company system, the related bank holding company will have) a combined capital and surplus of at least $100,000,000, as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

Section 7.10 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action will be taken or such omission will be effective. The Trustee will not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any Officer actually receives such application, unless any such Officer has consented in writing to any earlier date), unless prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.01 Satisfaction and Discharge. The Company may terminate the obligations under this Indenture and the Notes when:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation;

(b) no Event of Default has occurred and is continuing on the first date on which all such Notes have been delivered to the Trustee for cancellation; and

(c) the Company has paid or caused to be paid all sums payable by it under this Indenture.

After such delivery, the Trustee, upon receipt of a written request by the Company along with an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied, shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a) to add Guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(b) to secure the Notes;

(c) to provide for the assumption of the Company’s obligations under this Indenture and under the Notes by a Reorganization Successor Corporation as described in Article 5 hereof;

(d) to surrender any right or power conferred upon the Company under this Indenture;

(e) to add to the Company’s covenants or Events of Default for the benefit of the Holders;

(f) to cure any ambiguity or correct any inconsistency or defect in this Indenture or in the Notes that does not adversely affect Holders;

(g) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act of 1939;

(h) to evidence the acceptance of appointment by a successor Trustee with respect to this Indenture;

(i) to comply with the rules of any applicable Depositary;

(j) to conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum, as evidenced in an Officers’ Certificate;

(k) to make any other change; provided that such change individually, or in the aggregate with all other such changes, does not have, and will not have, an adverse effect on the interest of the Holders.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(a) reduce the principal amount of, or change the Maturity Date of, any Note;

(b) reduce the Terminal Value of any Note;

(c) reduce the rate of, or extend the stated time for payment of, interest on any Note;

(d) reduce the Change of Control Repurchase Price or the Redemption Price of any Note or change the time at which, or the circumstances under which, the Notes may, or will be, redeemed or repurchased;

(e) impair the right of any Holder to institute suit for any payment on any Note, including with respect to any consideration due upon conversion of a Note;

(f) make any Note payable in a currency other than that stated in the Note;

(g) make any change that impairs or adversely affects the conversion rights of any Holder under Article 11 hereof or otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon conversion;

(h) change the ranking of the Notes;

(i) reduce any voting requirements included in this Indenture;

(j) make any change to any amendment, modification or waiver provision of this Indenture that requires the consent of each affected Holder; or

(k) reduce the percentage of the aggregate principal amount of then outstanding Notes whose Holders must consent to an amendment of this Indenture or a waiver of a past default;

provided, however, that any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the Holders will be subject to Section 10.14.

It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 9.03 Execution of Supplemental Indentures. Upon the written request of the Company, the Trustee will sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee will be provided with, and, subject to the provisions of Section 7.01 hereof, will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel that comply with Sections 13.02 and 13.03 hereof and state that such supplemental indenture is (i) authorized and permitted under this Indenture and (ii) the legal, valid and binding obligation of the Company enforceable against each of them in accordance with its terms.

Section 9.04 Notices of Amendment or Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company will promptly deliver written notice to the Trustee, which notice will briefly describe the substance of such amendment or supplement to this Indenture in reasonable detail and state the effective date of such amendment or supplement. The Company, or the Trustee, at the written direction of the Company, will then promptly deliver a copy of such notice to each Holder. The failure to deliver such notice to each Holder, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9:

(a) this Indenture will be modified in accordance therewith;

(b) such supplemental indenture will form a part of this Indenture for all purposes; and

(c) every Holder will be bound thereby.

Section 9.06 Revocation and Effect of Consents, Waivers and Actions.

(a) Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder, and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) Special Record Dates. The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required, or permitted, to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.

(c) Binding Effect. After an amendment, supplement or waiver becomes effective, it will bind every applicable Holder. Any amendment or supplement will become effective in accordance with the terms of the supplemental indenture relating thereto, which will become effective upon the execution thereof by the Company and the Trustee.

Section 9.07 Notation on, or Exchange of, Notes. If any amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, will issue and the Trustee will authenticate a new Note that reflects the changed terms.

ARTICLE 10

SUBORDINATION

Section 10.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all amounts due and payable in respect of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership, arrangement, adjustment, composition or similar proceeding relating to the Company, the Subsidiaries or their respective property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a) holders of Senior Debt will be entitled to receive payment in full of all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the Holders will be entitled to receive any payment or distribution of any kind, whether in cash, property or securities with respect to the Notes; and

(b) until all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due with respect to Senior Debt (as provided in clause (i) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Debt, as their interests may appear.

Section 10.03 Default on Designated Senior Debt.

(a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due with respect to the Senior Debt have been paid in full if:

(i) a payment default on any Designated Senior Debt occurs and is continuing; or

(ii) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a written notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 10.03 unless and until (A) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, interest on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(b) The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(i) in the case of a payment default, upon the date upon which such default is cured or waived, and

(ii) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 10.04 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

Section 10.05 When Distribution Must Be Paid Over. In the event that the Trustee or any Holder of the Notes receives any payment of any obligations with respect to the Notes at a time when the payment is prohibited by Section 10.03 hereof and a Responsible Officer or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 10.03 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear, their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, the trustee in bankruptcy, receiver, liquidating trustee or custodian for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only those obligations or covenants on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by the Company. The Company will promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 10 or would prohibit the making of any payment to or by the Trustee in respect of the Notes, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation. Until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture will:

(i) impair, as between the Company and Holders, the obligations of the Company, which are absolute and unconditional, to pay any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and interest on, the Notes in accordance with their terms;

(ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt;

(iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders; or

(iv) prevent the conversion of the Notes into Conversion Shares pursuant to, and in accordance with, the provisions of Article 11.

If the Company fails because of this Article 10 to pay any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and interest on, the Notes on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired. No right of any present or future holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company, any such holder or any Holder or by the failure of the Company or any Holder to comply with this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to such holders’ Representative.

Section 10.11 Reliance on Judicial Order or Certificate. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders will be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 10 and prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, issue price, Redemption Price, purchase price, Change in Control Purchase Price or interest, if any and in each case to the extent applicable, as the case may be, in respect of the Notes), the notice with respect to such money provided for in this Article 10, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof.

Subject to the provisions of Section 7.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative to establish that a notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of Representative to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by the Representative, the extent to which the Representative is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of the Representative pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights as set forth in this Article 10 as it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

Section 10.13 Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance of a Note, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 10.14 Amendments. The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt. In addition, any amendment to, or waiver of, the provisions of this Article 10 that adversely affects the rights of the Holders will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

ARTICLE 11

CONVERSION

Section 11.01 Right To Convert Upon a Qualified PO.

(a) General. Each Holder will have the option to elect to convert all or a portion of its Notes, having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock (“Conversion Shares”) at any time during the period beginning on the Business Day immediately following a Qualified PO Filing Date and ending on a date no less than 30 Business Days thereafter that is set by the Company by notice to the Holders (such date, the “Conversion Deadline”). The Company will provide the Holders, the Trustee and the Conversion Agent (if other than the Trustee) with written notice of the Qualified PO Filing Date and issue a press release announcing the same no later than the Business Day immediately following the Qualified PO Filing Date. Such notice will include the applicable Conversion Deadline.

Section 11.02 Conversion Procedures.

(a) General. To exercise its conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must (i) comply with the Applicable Procedures for converting such beneficial interest; and (ii) pay any taxes or duties that such Holder is required to pay under the proviso to Section 11.02(d) hereof.

To exercise its conversion right with respect to a Certificated Note, the Holder of such Note must (i) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice (such notice, or such facsimile, the “Conversion Notice”); (ii) deliver such signed and completed Conversion Notice and such Note to the Conversion Agent at its office; (iii) furnish any endorsements and transfer documents that the Company, Conversion Agent, Trustee or Transfer Agent may require; and (iv) pay any transfer taxes or similar duties that such Holder is required to pay under the proviso to Section 11.02(d) hereof.

For each Note with regard to which a Holder satisfies the foregoing requirements and which conversion of such Note is not otherwise prohibited under this Indenture, the closing date of the Qualified PO will be the “Conversion Date” for such Note.

The conversion of any Note will be deemed to occur at the Open of Business on the Conversion Date for such Note, and any converted Note or portion thereof will cease to be outstanding upon conversion.

(b) Termination of Election of Conversion. Any Conversion Notice shall be irrevocable, subject only to the closing of a Qualified PO no later than one year from the applicable Qualified PO Filing Date or an earlier determination by the Company that it no longer intends to consummate such Qualified PO. The Conversion Notice will be void in the event:

(i) such Qualified PO is not closed within one year from the applicable Qualified PO Filing Date; or

(ii) the Company provides notice to Holders and the Conversion Agent that it no longer intends to consummate such Qualified PO.

The Company will provide the Holders and the Conversion Agent the notice referred to in the foregoing clause (ii) promptly after it makes the determination not to consummate the Qualified PO, but, for the avoidance of doubt, such determination will be in the Company’s sole discretion.

(c) Conversions in Part. If a Holder surrenders only a portion of the principal amount of a Certificated Note for conversion, promptly after the Conversion Date, the Company will, in accordance with Section 2.05 hereof, execute and deliver to the Trustee, and the Trustee will, upon receipt of a Company Order and the documents required by Sections 13.02 and 13.03 hereof, in accordance with Section 2.05 hereof, authenticate and deliver to such Holder a new Certificated Note in an authorized denomination, having a principal amount equal to the aggregate principal amount of the unconverted portion of the Certificated Note surrendered for conversion and bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Certificated Note must bear under Section 2.10 hereof.

Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If all of the beneficial interests in a Global Note are so converted, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures and the Trustee’s internal procedures.

(d) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion; provided, however, that if any such tax is due because the converting Holder requested that shares of Common Stock be issued in a name other than its own, such Holder will pay such tax. Such Common Stock shall not be issued or delivered unless all such taxes, if any, payable by the Holder have been paid.

(e) Notices. The Conversion Agent will, as promptly as possible following the Conversion Date, and in no event later than the Business Day immediately following the Conversion Date, deliver to the Company and the Trustee notice that the Conversion Date has occurred, which notice will state the Conversion Date, the principal amount of Notes converted on the Conversion Date and the names of the Holders that converted Notes on the Conversion Date.

The Company will provide each Holder that elects to convert all or a portion of its Notes into Conversion Shares with written notice of the effective date of the registration statement filed under the Securities Act in connection with the applicable Qualified PO no later than the Business Day immediately following the effective date. The notice will include the expiration date of the period beginning on the Conversion Deadline and ending on the day that is 180 days after the pricing date of the Qualified PO (the “Lock-up Period”).

(f) Notes subject to a Conversion Notice. Notwithstanding anything to the contrary contained herein, once a Conversion Notice has been signed and delivered in accordance with Section 11.02(a), each Note subject to such Conversion Notice may not be transferred or sold by the Holder thereof (other than as required in order to consummate the conversion of such Note in accordance with this Article 11) unless and until the Company provides notice to Holders and the Conversion Agent that it no longer intends to consummate such Qualified PO in accordance with Section 11.02(b)(ii).

Section 11.03 Settlement Upon Conversion.

(a) Conversion Obligation.

(i) Calculation of Conversion Shares. Upon conversion, a Holder will receive such Holder’s Pro Rata Portion of a number of Conversion Shares equal to the greater of:

(A)	the Qualified PO Principal Amount divided by the Applicable Conversion Price. The “Applicable Conversion Price” will be the public offering price per share of Common Stock in the Qualified PO multiplied by the applicable percentage of public offering price set forth in the table below determined as of the pricing date of the Qualified PO.

Pricing Date of Qualified PO	Percentage of Public Offering Price
On or before December 31, 2014	90%
January 1, 2015 to June 30, 2015	86%
July 1, 2015 to December 31, 2015	78%
January 1, 2016 to June 30, 2016	73%
July 1, 2016 to December 31, 2016	68%
January 1, 2017 to June 30, 2017	63%
July 1, 2017 to December 31, 2017	58%
January 1, 2018 to June 30, 2018	53%
July 1, 2018 to December 31, 2018	48%
On or after January 1, 2019	45%

and

(B)	the difference between (A) the Pre-Qualified PO Share Number divided by one minus a fraction, the numerator of which is the Qualified PO Principal Amount and the denominator of which is the Upside Trigger and (B) the Pre-Qualified PO Share Number.

(ii) Delivery of Conversion Shares. The Company will not issue any fractional shares of Common Stock upon conversion of the Notes and the number of Conversion Shares will be rounded up or down to the nearest whole number of shares. The Company will pay in cash accrued and unpaid interest on the Notes to, but not including, the closing date of the Qualified PO. The Conversion Shares and accrued and unpaid interest will be delivered or paid, as applicable, to the Holder thereof on the closing date of the Qualified PO. Holders will become the record holders of the Conversion Shares so delivered as of the Open of Business on such closing date.

(b) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one Note on a single Conversion Date, the Conversion Shares due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

Section 11.04 Common Stock Issued Upon Conversion.

(a) Prior to issuing of any shares of Common Stock under this Article 11, and from time to time thereafter as may be necessary, the Company will reserve out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to permit the conversion of all Notes with respect to which conversion rights have been exercised in accordance with Section 11.02.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such shares of Common Stock will be delivered). In addition, the Company will endeavor to comply promptly with all federal and state securities laws regulating the offer and delivery of any shares of Common Stock issuable upon conversion of the Notes. Other than as set forth in the Registration Rights Agreement, the Company will not be obligated to register the offer and sale of such Common Stock under the Securities Act or any other applicable securities laws.

(c) If any shares of the Common Stock issued upon conversion will, upon delivery as part of the conversion obligation, be “restricted securities” (within the meaning of Rule 144 or any successor provision in effect at such time), such shares of Common Stock (i) will be issued in physical, certificated form; (ii) will not be held in book-entry form through the facilities of the Depositary; and (iii) will bear any restrictive legends the Company or the Transfer Agent deem necessary to comply with applicable law.

Section 11.05 Adjustment of Upside Trigger.

(a) If at any time or from time to time after the date hereof and before the closing of a Qualified PO, the Company shall sell (an “Equity Sale”) to any Person the Company’s Capital Stock or any securities convertible into or exchangeable for the Company’s Capital Stock, whether or not the rights to exchange or convert thereunder are immediately exercisable (“Convertible Securities”), then if the Closing Date Equity Value is greater than the Upside Trigger, the Upside Trigger will be increased based on the following formula:

where

VT1 =	the Upside Trigger in effect immediately after the closing of the Equity Sale.

VT0 =	the Upside Trigger in effect immediately prior to the closing of the Equity Sale.

GP =	the gross proceeds to the issuer from the Equity Sale.

EV =	the Closing Date Equity Value.

(b) Successive Adjustments. After an adjustment to the Upside Trigger under this Article 11, any subsequent event requiring an adjustment under this Article 11 will cause an adjustment to the Upside Trigger as so adjusted, without duplication.

(c) Restrictions on Adjustments. Notwithstanding the foregoing, no adjustment to the Upside Trigger will be made pursuant to this Section 11.05(a) if the Upside Trigger would be increased by less than $2,000,000 as a result of the adjustment.

In addition, notwithstanding anything to the contrary elsewhere in this Indenture, the Upside Trigger will not be adjusted as a result of the issuance of any of the following:

(i) Capital Stock upon the conversion of any Convertible Securities outstanding on the Issue Date;

(ii) Capital Stock or Convertible Securities issued or issuable by reason of a dividend, stock split, split-up or other distribution on Capital Stock and Capital Stock issued or deemed issued as a dividend or distribution on Capital Stock;

(iii) Capital Stock and/or options, warrants or rights to purchase Capital Stock and the Capital Stock issued pursuant to such options, warrants or other rights to employees, consultants, officers or directors pursuant to any stock plans, equity incentive plans, restricted stock plans or other similar arrangements;

(iv) Capital Stock or Convertible Securities to lenders, financial institutions, equipment lessors, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;

(v) Capital Stock or Convertible Securities to suppliers or third party service providers in connection with the provision of goods or services; or

(vi) Capital Stock or Convertible Securities in connection with any settlement of any action, suit, proceeding or litigation.

(d) Notices. Upon the occurrence of each adjustment or other determination of the Upside Trigger pursuant to this Section 11.05, the Company will promptly as reasonably practicable compute such adjustment and the Company will (a) furnish to the Trustee, the Paying Agent, the Conversion Agent and each of the Holders an Officers’ Certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment or other determination is based, which Officers’ Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers’ Certificate is correct and will be in effect as of the effective time specified in such Officers’ Certificate and (b) furnish, upon written notice at any time of any Holder to such Holder a written notice, which notice will include (i) any and all adjustments or other determinations made to the Upside Trigger since the date of this Indenture and (ii) the Upside Trigger at that time in effect. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

Section 11.06 No Responsibility of Trustee, Conversion Agent and Paying Agent. The Trustee, Conversion Agent and the Paying Agent will not have any duty or responsibility to calculate the Equity Value or the Upside Trigger or determine whether any facts exist that require an adjustment of the Upside Trigger, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. None of the Trustee, the Paying Agent or the Conversion Agent will be responsible for any failure of the Company to deliver the Conversion Shares due upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11.

ARTICLE 12

REDEMPTION AT THE OPTION OF THE COMPANY

Section 12.01 No Sinking Fund; Notes Not Redeemable Prior to Qualified PO or Change of Control. No sinking fund is provided for the Notes. Prior to the earlier of the closing of a Qualified PO and a Change of Control Repurchase Date, the Company may not redeem the Notes.

Section 12.02 Right to Redeem in Connection with a Qualified PO. Prior to the Maturity Date, if the closing of a Qualified PO occurs, the Company has the option to redeem (a “Qualified PO Redemption Right”) all, but not less than all, of the Notes (a “Qualified PO Redemption”) that are not subject to a Conversion Notice on the Redemption Date for an amount of cash equal to the Redemption Price for such Redemption Date.

The Company shall give notice of its intention to exercise of the Qualified PO Redemption Right (a “Qualified PO Redemption Notice”) to the Holders during the period beginning on the Business Day following the Conversion Deadline and ending on the tenth Business Day thereafter. Any Qualified PO Redemption Notice shall be irrevocable, subject only to the closing of a Qualified PO no later than one year from the applicable Qualified PO Filing Date or an earlier determination that the Company no longer intends to consummate such Qualified PO. In the event (i) the Qualified PO giving rise to the Qualified PO Redemption Right is not closed within one year from the applicable Qualified PO Filing Date or (ii) the Company provides notice to Holders that it no longer intends to consummate such Qualified PO (a “Qualified PO Revocation Notice”), the Qualified PO Redemption Notice will be void. The Company will provide Holders a Qualified PO Revocation Notice promptly after the Company makes the determination, in the Company’s sole discretion, not to consummate the Qualified PO.

Section 12.03 Right to Redeem Following a Change of Control . On or following a Change of Control Repurchase Date, in the event that any Notes remain outstanding following such Change of Control Repurchase Date, the Company may redeem (a “Change of Control Redemption”) any such Notes that remain outstanding in whole but not in part, at any time at the Redemption Price for such Redemption Date. Any Change of Control Redemption and any related Redemption Notice may, in the Company’s discretion, be subject to the satisfaction or one or more conditions precedent.

Section 12.04 General. Redemption Notice. At least 30 calendar days but not more than 60 calendar days prior to any Redemption Date and, in the case of a Qualified PO Redemption, on a date following the closing date of the Qualified PO, the Company (with written notice to the Trustee, in the case of a Global Note, no less than one Business Day (or such shorter period as agreed by the Trustee), or, in the case of a Certificated Note, no less than 10 calendar days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Company to send such notice or cause such notice to be sent in the Company’s name and at the Company’s expense), in order to effect a Qualified PO Redemption or a Change of Control Redemption, will send to each Holder (and to any beneficial owner of a Global Note, as required by applicable law) a written notice of redemption (the “Redemption Notice,” and the date of such sending, the “Redemption Notice Date”) and, substantially contemporaneously therewith, the Company will issue a press release announcing such redemption.

For any redemption, the Redemption Notice corresponding to such redemption will specify:

(i) a brief description of the Company’s redemption right under this Indenture;

(ii) the date specified for such redemption (the “Redemption Date”), which date must be a Business Day; provided that, for a Qualified PO Redemption, the Redemption Date must be not less than 30 calendar days, nor more than 60 calendar days, immediately following the date on which the closing of the Qualified PO occurs;

(iii) the redemption price for the Notes to be redeemed on such Redemption Date, which will be a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date (the “Redemption Price”); provided, however, that if a Redemption Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Redemption Price for any Notes to be redeemed will equal 100% of the principal amount of such Notes, and accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date will be payable, on such Interest Payment Date, to the Holder of such Notes at the Close of Business on such Regular Record Date, and the Redemption Price shall not include such accrued and unpaid interest;

(iv) the name and address of the Paying Agent;

(v) that Notes must be surrendered to the Paying Agent on or before the Redemption Date to collect the Redemption Price;

(vi) that, unless the Company defaults in paying the Redemption Price on the Redemption Date, interest, if any, on a Note will cease to accrue on and after the Redemption Date;

(vii) the CUSIP and ISIN number(s) of the Notes;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number(s), if any, listed in such notice or printed on the Notes; and

(ix) any conditions precedent applicable to the redemption.

The Company may provide in any Redemption Notice that payment of the Redemption Price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

On any Redemption Notice Date, the Company will also furnish to the Trustee an Officers’ Certificate, which Officers’ Certificate will set forth the aggregate principal amount of Notes then outstanding and include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date.

Section 12.05 Effect of Redemption Notice. After the Company has delivered a Redemption Notice, each Holder will have the right to receive payment of the Redemption Price for its Notes on the later of (i) the Redemption Date and (ii) (a) if the Notes are Certificated Notes, delivery of its Notes to the Paying Agent or (b) if the Notes are Global Notes, compliance with the Applicable Procedures relating to the redemption and delivery of the beneficial interests to be redeemed to the Paying Agent.

Section 12.06 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company will deposit with the Paying Agent (or, if the Company or any of the Subsidiaries is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Redemption Price of all of the then-outstanding Notes.

Section 12.07 Effect of Deposit. If, as of 10:00 a.m., New York City time, on any Redemption Date, the Company, in accordance with Section 12.06 hereof, has deposited with the Paying Agent money sufficient to pay the Redemption Price for every Note validly delivered in accordance with Section 12.05 hereof, then, at the Close of Business on such Redemption Date:

(A) every Note outstanding immediately prior to the Close of Business on such Redemption Date will cease to be outstanding and interest, if any, on such Notes will cease to accrue (regardless of whether such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable), except to the extent provided in the proviso to Section 12.04(a)(iii) hereof; and

(B) all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Redemption Price and other than as provided in the proviso to Section 12.04(a)(iii) hereof) will terminate.

Section 12.08 Covenant Not to Redeem Notes Upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 12, the Company will not redeem any Notes under this Article 12 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on, or prior to, the Redemption Date (except in the case of an acceleration resulting from a default by the Company that would be cured by the Company’s payment of the Redemption Price for such Notes).

(b) Return of Notes. If a Holder delivers a Note for redemption pursuant to Section 12.05 hereof and, on the Redemption Date, pursuant to this Section 12.08, the Company is not permitted to redeem such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 12.09 Repayment to the Company. Subject to any applicable property laws, if, six months after the Redemption Date, any cash held by the Paying Agent remains unclaimed,

the Paying Agent will promptly return such cash to the Company; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 12.06 exceeds the aggregate Redemption Price of every Note outstanding, then as soon as practicable following the Redemption Date, the Trustee will return such excess to the Company.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices. Any request, demand, authorization, notice, waiver, consent or communication will be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods (in PDF format) to the following:

if to the Company:

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, TX 76102

Telephone: (817) 789-6712

Attention: Legal Department

with a copy to:

Charles H. Still, Jr.

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Telephone: (713) 221-3309

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

U.S. Bank National Association

13737 Noel Road, Suite 800

Dallas, Texas 75240

Attention: Corporate Trust Services

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder will be mailed to the Holder, by first class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and will be deemed given on the date of such mailing; provided, however, that with respect to any Global Note, such notice or communication will be sent to the Holder thereof pursuant to the Applicable Procedures.

Failure to mail or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails or sends a notice or communication to the Holders, the Company will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee, at the Company’s expense, to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent (if other than the Trustee) at the same time it sends the notice to the Holders.

Section 13.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the judgment or opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) other than the authentication of the initial Global Notes on the Issue Date, an Opinion of Counsel stating that, in the judgment or opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions and subject to reasonable assumptions and exclusions) have been complied with.

Section 13.03 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.04 hereof) provided for in this Indenture will include:

(a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements, judgments or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the judgment or opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed judgment or opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the judgment or opinion of such Person, such covenant or condition has been complied with.

Section 13.04 Separability Clause. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.05 Rules by Trustee. The Trustee may make reasonable rules for action by, or a meeting of, Holders.

Section 13.06 Governing Law and Waiver of Jury Trial. THE INDENTURE AND EACH NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.07 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 13.08 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the accrued interest payable on the Notes, the Closing Date Equity Value and the Conversion Shares.

The Company will make all calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. If any Holder makes a written request to the Trustee for a copy of such schedule, the Trustee will promptly forward a copy of such schedule to such Holder.

All calculations will be made to the nearest cent (with 0.5 of a cent rounded upward) or to the nearest 1/10,000th of a share (with 5/100,000ths rounded upward), as the case may be.

Section 13.09 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 13.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

Section 13.11 Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

Section 13.12 Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.13 Submission to Jurisdiction. The Company: (a) agrees that any suit, action or proceeding against them arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which the Company may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

Section 13.14 Legal Holidays. If the Maturity Date or any Interest Payment Date, Change of Control Repurchase Date, Redemption Date or Conversion Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest will accrue for the period from and after such date.

Section 13.15 No Security Interest Created. Except as provided in Section 7.06 or 9.01(b) hereof, nothing in this Indenture or in the Notes, expressed or implied, will be construed to constitute a security interest under the New York Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.16 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, Conversion Agent, Registrar, and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as a deed the day and year first before written.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ Brian C. Nelson
	Name:	Brian C. Nelson
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page – Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the day and year first before written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President

Signature Page – Indenture

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only:]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes unless such restrictions on Transfer are eliminated or otherwise waived by written consent of the Company:]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY AT ANY TIME EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY IS ELIGIBLE FOR RESALE UNDER RULE 144A, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF

SUCH TRANSFER), (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 THEREUNDER (IF AVAILABLE); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(A) OR 1(C) ABOVE), AGREES TO FURNISH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY, THE TRUSTEE OR THE TRANSFER AGENT, AS APPLICABLE, MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. BY ITS ACQUISITION HEREOF, THE HOLDER ALSO AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE NOTES OR THE COMMON STOCK OF THE COMPANY UNLESS SUCH TRANSACTIONS ARE MADE IN ACCORDANCE WITH THE SECURITIES ACT.

No.: [            ]

CUSIP: [            ]

ISIN:     [            ]

Principal Amount $[            ]

[as revised by the Schedule of Increases

and Decreases of Global Note attached hereto]2

Energy & Exploration Partners, Inc.

8.00% Convertible Subordinated Notes due 2019

Energy & Exploration Partners, Inc., a Delaware corporation, promises to pay to [            ],3 or

registered assigns, the principal amount of $[            ] [(as revised by the Schedule of Increases

and Decreases of Global Note attached hereto)]4 on July 1, 2019.

Interest Payment Dates: January 1 and July 1 of each year, beginning January 1, 2015.

Regular Record Dates: December 15 and June 15 of each year, beginning December 15, 2014.

Additional provisions of this Note are set forth on the other side of this Note.

[2]	Include for Global Notes only.
[3]	Insert Cede & Co. for Global Notes.
[4]	Include for Global Notes only.

ENERGY & EXPLORATION PARTNERS, INC.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory
Dated:

[FORM OF REVERSE OF NOTE]

Energy & Exploration Partners, Inc.

8.00% Convertible Subordinated Notes due 2019

This Note is one of a duly authorized issue of notes of Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), designated as its 8.00% Convertible Subordinated Notes due 2019 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of July 22, 2014 (the “Indenture”), among the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture, and the terms of the Notes include those stated in the Indenture and those incorporated into the Indenture. Notwithstanding anything herein to the contrary, to the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

This Note will initially accrue interest at a rate equal to 8.00% per annum; provided that the Interest Rate on this Note will increase by 0.50% per annum on the Interest Payment Date falling on July 1, 2015 and on each Interest Payment Date thereafter in accordance with the provisions of the Indenture. Interest accruing on this Note will be payable entirely in cash.

If an Event of Default, as defined in the Indenture, shall have occurred and be continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company), the Terminal Value of all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case of certain events of bankruptcy, insolvency or reorganization of the Company as described above, the Terminal Value of the Notes will automatically become immediately due and payable.

Subject to the terms and conditions of the Indenture, the Company will make or cause to be made all payments and deliveries in respect of any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and accrued but unpaid interest on, as the case may be, to the Holder who surrenders this Note to a Paying Agent to collect such payments in respect of this Note. The Company will pay or cause to be paid all amounts in cash or by wire transfer of immediately available funds on the relevant payment date.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any current or past Default or Event of Default under the Indenture and its consequences.

Payment of principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due with respect to this Note is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay any principal or Terminal Value of, Change of Control Repurchase Price or Redemption Price for, and interest on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000.00 of principal amount and in integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes in respect of which a Change of Control Repurchase Notice has been given and not withdrawn after the Company has delivered a Redemption Notice (except to the extent that Notes are converted or the Company fails to pay the Redemption Price in accordance with the terms of the Indenture) or in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).

No sinking fund is provided for the Notes. Subject to the terms and conditions of the Indenture, the Company may redeem all, but not less than all, of the Notes that are not subject to a Conversion Notice if the closing of a Qualified PO occurs. Additionally, on or following a Change of Control Repurchase Date, in the event that any Notes remain outstanding, the Company may redeem any such Notes, in whole but not in part. Any redemption will be at the Redemption Price and subject to the notice provisions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, upon the occurrence of a Change of Control, the Holder of this Note will have the right, at its option, to require the Company to repurchase for cash this Note at the applicable Change of Control Repurchase Price set forth in the Indenture.

Subject to, and upon compliance with, the terms and conditions of the Indenture, the Holder of this Note may, at its option, convert all of this Note, or any portion of this Note, into Conversion Shares upon the closing of a Qualified PO.

In addition to the rights provided to Holders under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of July 22, 2014, among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Global Hunter Securities, LLC/Sea Port Group Securities, LLC.

Initially, U.S. Bank National Association will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar; provided, that the Company will maintain at least one Paying Agent, Conversion Agent and Registrar in the continental United States. The Company or any of the Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Holder of this Note will be treated as the owner of this Note for all purposes.

This Note will not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures and the International Securities Identification Numbers Organization, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in any notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, TX 76102

Telephone: (817) 315-9811

Attention: Legal Department

CONVERSION NOTICE

ENERGY & EXPLORATION PARTNERS, INC.

8.00% CONVERTIBLE SUBORDINATED NOTES DUE 2019

To convert this Note, check the box   ☐

To convert the entire principal amount of this Note, check the box   ☐

To convert only a portion of the principal amount of this Note, check the box ☐ and here specify the principal amount to be converted, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof:

$

The undersigned registered owner of this Note hereby represents and warrants that it, and any other Person in whose name the undersigned has requested Common Stock to be registered, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or is an institution that, at the time the buy order for the Note was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act, and it covenants and agrees that, during the Lock-up Period, the undersigned and its Affiliates will not:

(a) directly or indirectly sell or offer to sell any Conversion Shares or Related Securities (other than, for the avoidance of doubt, Conversion Shares covered by the registration statement for the Qualified PO) either Beneficially Owned or owned of record;

(b) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Conversion Shares or Related Securities (other than, for the avoidance of doubt, Conversion Shares covered by the registration statement for the Qualified PO), regardless of whether any such transaction is to be settled in securities, in cash or otherwise; or

(c) publicly announce any intention to do any of the foregoing.

As used herein, the term “Beneficially Owned” has a corresponding meaning to the meaning assigned to the term “Beneficial Owner” in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture

[Signature Page Follows]

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

Signature Page – Conversion Notice

CHANGE OF CONTROL REPURCHASE NOTICE

U.S. Bank National Association

13737 Noel Road, Suite 800

Dallas, Texas 75240

Attention: Corporate Trust Services

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Energy & Exploration Partners, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and specifying the Change of Control Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Change of Control Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date.

Principal amount to be repaid (if less than all): $

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR TRANSFER OF NOTES

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

Telephone: (817) 315-9811

Attention: Legal Department

U.S. Bank National Association

13737 Noel Road, Suite 800

Dallas, Texas 75240

Attention: Corporate Trust Services

Re: CUSIP #

Reference is hereby made to that certain Indenture, dated July 22, 2014 (the “Indenture”) among Energy & Exploration Partners, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $[            ] principal amount of Notes held in (check applicable space) ☐ book-entry or ☐ definitive form by the undersigned.

The undersigned                     (transferor) (check one box below):

☐  hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.09 of the Indenture; or

☐  hereby requests the Trustee to exchange a Note or Notes to (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

☐  (1) to the Company or any of its subsidiaries; or

☐  (2) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act, in each case pursuant to and in compliance with Rule 144A thereunder;

☐  (3) pursuant to and in accordance with Regulation S under the Securities Act to an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person);

☐  (4) pursuant to Rule 144 under the Securities Act;

☐  (5) pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Regulation S; or

☐  (6) pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note: $[            ]

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

[FORM OF RESTRICTED STOCK LEGEND]

[Each certificate representing Conversion Shares will bear the following legend unless it has been sold pursuant to a registration statement that has been declared effective under the Securities Act:]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY AT ANY TIME EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY IS ELIGIBLE FOR RESALE UNDER RULE 144A, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 THEREUNDER (IF AVAILABLE); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(A) OR 1(C) ABOVE), AGREES TO FURNISH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY, THE TRUSTEE OR THE TRANSFER AGENT, AS APPLICABLE, MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. BY ITS ACQUISITION HEREOF, THE HOLDER ALSO AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE NOTES OR THE COMMON STOCK OF THE COMPANY UNLESS SUCH TRANSACTIONS ARE MADE IN ACCORDANCE WITH THE SECURITIES ACT.

B-1